Exhibit 32.2.

Certification Of Principal Financial Officer Pursuant To 18 U.S.C. Section 1350

In connection with the accompanying Form 10-Q of Republic Bancorp, Inc. for the quarter ended September 30, 2003, I, Kevin Sipes, Executive Vice President, Chief Financial Officer and Chief Accounting Officer of Republic Bancorp, Inc., hereby certify pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge and belief, that:

(1) such Form 10-Q for the quarter ended September 30, 2003, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) the information contained in such Form 10-Q for the quarter ended September 30, 2003, fairly presents, in all material respects, the financial condition and results of operations of Republic Bancorp, Inc.

By:	/s/ Kevin Sipes
Kevin Sipes
Executive Vice President, Chief Financial Officer & Chief Accounting Officer

Date: November 13, 2003

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